===========================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                              ---------------
                                 FORM S-8
                          REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933
                              ---------------
                      TRICON GLOBAL RESTAURANTS, INC.
          (Exact name of registrant as specified in its charter)
          North Carolina                             13-3951308
   (State or other jurisdiction                   (I.R.S. Employer
of incorporation or organization)               Identification No.)
                            1441 Gardiner Lane
                        Louisville, Kentucky  40213
       (Address of Principal Executive Offices, including Zip Code)
                              ---------------
                     TRICON LONG TERM SAVINGS PROGRAM
                         (Full title of the plan)
                              ---------------
                        Christian L. Campbell, Esq.
           Senior Vice President, General Counsel and Secretary
                      Tricon Global Restaurants, Inc.
                            1441 Gardiner Lane
                        Louisville, Kentucky 40213
                  (Name and address of agent for service)
                              ---------------
                              (502) 874-8300
       (Telephone number, including area code, of agent for service)
                              ---------------

                      CALCULATION OF REGISTRATION FEE
==========================================================================
                                      Proposed     Proposed
                                      maximum      maximum
         Title of          Amount     offering    aggregate    Amount of
      securities to        to be     price per     offering   registration
      be registered      registered   share(1)     price(1)       fee
      -------------      ----------  ---------    ---------   ------------
Common Stock, no
  par value ............ 1,500,000   $26.71875   $40,078,125    $10,581
                           shares
Preferred Stock
  Purchase Rights (2)...    None        None         None         None
==========================================================================
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1), based upon the average of the high and low prices of the Common Stock as reported on The New York Stock Exchange Composite Tape on March 7, 2000.
(2) Any value attributable to the Preferred Stock Purchase Rights is reflected in the value of the Common Stock. Because no separate consideration is paid for the Preferred Stock Purchase Rights, the registration fee for such securities is included in the fee for the Common Stock.
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

==========================================================================

   INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE


     Pursuant to General Instruction E of Form S-8, the contents of the Registrant's previously-filed registration statement on Form S-8 (File No. 333-36893) relating to the Tricon Long Term
Savings Program are incorporated herein by reference.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on the 6th day of March, 2000.

                              TRICON GLOBAL RESTAURANTS, INC.



                              By: /s/ Christian L. Campbell
                                 -------------------------------
                                   Christian L. Campbell
                                   Senior Vice President,
                                   General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                Title                 Date
          ---------                -----                 ----


                              Chairman of the Board
-------------------------
Andrall E. Pearson

                         *
David C. Novak                Chief Executive Officer  March 6, 2000
-------------------------
David C. Novak                  (Principal Executive
                                Officer)

                         *
David Deno                    Chief Financial Officer  March 6, 2000
-------------------------
David Deno                      (Principal Financial
                                Officer)

                         *
Robert L. Carleton            Senior Vice President    March 6, 2000
-------------------------
Robert L. Carleton              and Controller (Principal
                                Accounting Officer)

                         *
D. Ronald Daniel              Director                 March 6, 2000
-------------------------
D. Ronald Daniel
                         *
James Dimon                   Director                 March 6, 2000
-------------------------
James Dimon
                         *
Massimo Ferragamo             Director                 March 6, 2000
-------------------------
Massimo Ferragamo

          Signature                Title                 Date
          ---------                -----                 ----

                         *
Robert Holland, Jr.           Director               March 6, 2000
-------------------------
Robert Holland, Jr.

                         *
Sidney Kohl                   Director               March 6, 2000
-------------------------
Sidney Kohl

                         *
Kenneth G. Langone            Director               March 6, 2000
-------------------------
Kenneth G. Langone

                         *
Jackie Trujillo               Director               March 6, 2000
-------------------------
Jackie Trujillo

                         *
Robert J. Ulrich              Director               March 6, 2000
-------------------------
Robert J. Ulrich

                         *
Jeanette S. Wagner            Director               March 6, 2000
-------------------------
Jeanette S. Wagner

                         *
John L. Weinberg              Director               March 6, 2000
-------------------------
John L. Weinberg

*By:    /s/ John P. Daly
    ----------------------
     John P. Daly
     Attorney-in-Fact

                        INDEX TO EXHIBITS

Exhibit
Number         Description of Exhibits
-------        -----------------------

4.1       -    Restated Articles of Incorporation of the
                  Registrant (incorporated herein by reference to Exhibit 3.1 filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 26, 1998, as amended by Amendment Number 1 thereto on Form 10-K/A filed on March 24, 1999 (File No. 1-13163), filed under the Securities Exchange Act of 1934)

4.2       -    Bylaws of the Registrant (incorporated
                  herein by reference to Exhibit 3.2 filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 26, 1998, as amended by Amendment Number 1 thereto on Form 10-K/A filed on March 24, 1999 (File No. 1-13163), filed under the Securities Exchange Act of 1934)

4.3       -    Rights Agreement, dated as of July 21,
                  1998, between the Registrant and BankBoston, N.A., as Rights Agent (incorporated herein by reference to Exhibit 4.01 filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 13, 1998)

5.1       -    Opinion and consent of Christian L.
                  Campbell, Senior Vice President, General
                  Counsel and Secretary of the Registrant

23.1      -    Consent of Christian L. Campbell, Senior
                  Vice President, General Counsel and Secretary of the Registrant (included in Exhibit 5.1)

23.2      -    Consent of KPMG LLP

24.1      -    Powers of attorney

                                                     EXHIBIT 5.1


Tricon Global Restaurants, Inc.
1900 Colonel Sanders Lane
Louisville, Kentucky  40232-4550


                                                   March 9, 2000

Ladies and Gentlemen:

     As Senior Vice President, General Counsel and Secretary of Tricon Global Restaurants, Inc. ("Tricon"), I have acted as counsel to Tricon in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed today with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 1,500,000 shares of Tricon Common Stock pursuant to the Tricon Long Term Savings Program (the "Plan").

     In connection with the opinion set forth below, I have examined such records and documents and have made such investigations of law and fact as I have deemed necessary.

     Based upon the foregoing, it is my opinion that the shares being registered pursuant to the Registration Statement to which this opinion is an exhibit, when issued and sold in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,



                              /s/ Christian L. Campbell
                              -----------------------------------
                              Christian L. Campbell
                              Senior Vice President, General
                              Counsel and Secretary

                                                    EXHIBIT 23.2


                 CONSENT OF INDEPENDENT AUDITORS
                 -------------------------------


The Board of Directors
Tricon Global Restaurants, Inc.:

We consent to the use of our audit reports incorporated herein by reference and to the reference to our firm in the Registration
Statement on Form S-8 pertaining to the Tricon Long Term Savings
Program.

/s/ KPMG LLP

Louisville, Kentucky
March 6, 2000

                        POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, on this 27th day of
January, 2000, the undersigned directors and officers of Tricon Global Restaurants, Inc. (the "Company") each constitutes and appoints Christian L. Campbell and John P. Daly, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of the Company relating to the Company's issuance and sale from time to time of up to 1,500,000 shares of its Common Stock, no par value per share, pursuant to the Tricon Long Term Savings Program, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has subscribed these presents.



                              -----------------------------------
                              Andrall E. Pearson
                              Chairman of the Board


                              /s/ David C. Novak
                              -----------------------------------
                              David C. Novak
                              Chief Executive Officer
                               (Principal Executive Officer)


                              /s/ David Deno
                              -----------------------------------
                              David Deno
                              Chief Financial Officer
                               (Principal Financial Officer)


                              /s/ Robert L. Carleton
                              -----------------------------------
                              Robert L. Carleton
                              Senior Vice President and
                               Controller (Principal
                               Accounting Officer)

                              /s/ D. Ronald Daniel
                              -----------------------------------
                              D. Ronald Daniel


                              /s/ James Dimon
                              -----------------------------------
                              James Dimon


                              /s/ Massimo Ferragamo
                              -----------------------------------
                              Massimo Ferragamo


                              /s/ Robert Holland, Jr.
                              -----------------------------------
                              Robert Holland, Jr.


                              /s/ Sidney Kohl
                              -----------------------------------
                              Sidney Kohl


                              /s/ Kenneth G. Langone
                              -----------------------------------
                              Kenneth G. Langone


                              /s/ Jackie Trujillo
                              -----------------------------------
                              Jackie Trujillo


                              /s/ Robert J. Ulrich
                              -----------------------------------
                              Robert J. Ulrich


                              /s/ Jeanette S. Wagner
                              -----------------------------------
                              Jeanette S. Wagner


                              /s/ John L. Weinberg
                              -----------------------------------
                              John L. Weinberg